SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]    Definititive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                      Transnational Financial Network, Inc.

                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Acts Rules 14a-(6)(i)(1) and
       0-11.



1.     Title of each class of securities to which transaction applies.




1.     Aggregate number of securities to which transaction applied:




1. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

1.     Proposed maximum aggregate value of transaction:



1.     Total fee paid:





[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-12(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

1)                Amount Previously Paid.

                  ---------------------

1)                Form, Schedule or Registration Statement No.:

                  ---------------------

1)                Filing Party:

                  ---------------------

1)                Date Filed:

                  ---------------------

                      Transnational Financial Network, Inc.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 11, 2000

To the Stockholders of Transnational Financial Corporation:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Transnational Financial Corporation (the "Company"), a California corporation, will be held on Thursday, May 11, 2000, beginning at 12:00 p.m., San Francisco time, at 401 Taraval Street, San Francisco, CA 94116 for the following purposes:

      1. To elect seven directors to serve until the next Annual Meeting of Stockholders of the Company or until their respective successors are elected and qualified;

      2.     To ratify the Company's 2000 Stock Incentive Plan; and;

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed April 18, 2000 as the record date for the determination of the stockholders entitled to notice of, and to vote at, this meeting. The list of stockholders entitled to vote will be available for examination by any stockholder at the Company's executive offices at 401 Taraval Street, San Francisco, CA 94116 for ten days prior to May 11, 2000.

      You are cordially invited to attend the meeting in person, if possible. If you do not expect to be present in person, please sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. The proxy must be signed by all registered holders exactly as the stock is registered. It will assist us in preparing for the meeting if you will return your signed proxies promptly regardless of whether you expect to attend in person or have many or few shares.

                                    BY ORDER OF THE BOARD OF DIRECTORS



      San Francisco, CA

      April 20, 2000

                  --------------------------------------------

                                    IMPORTANT

   As a stockholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this Annual Meeting of Stockholders in person. It is important that your shares be voted.

                  ---------------------------------------------

                      TRANSNATIONAL FINANCIAL NETWORK, INC.

                   401 Taraval Street, San Francisco, CA 94116

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 11, 2000

      This Proxy Statement is furnished to stockholders of Transnational Financial Network, Inc., a California corporation (the "Company"), in connection with the solicitation by order of the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 11, 2000, and is being mailed with proxies to such stockholders on or about April 20, 2000. Proxies in the form enclosed, properly executed by stockholders and returned to the Company, which are not revoked, will be voted at the meeting. The proxy may be revoked at any time before it is voted.

      The 1999 Annual Report of the Company covering the fiscal year ended December 31, 1999, is being mailed herewith to stockholders. It does not form any part of the material for the solicitation of proxies.

                            Outstanding Capital Stock

      The record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders was the close business on April 18, 2000. At the close of business on that date the Company had issued, outstanding and entitled to vote at the meeting 4,279,310 shares of Common Stock (the "Common Stock").

                                Quorum And Voting

      The presence, in person or by proxy, of the holders of a majority of the total combined voting power of the outstanding capital stock of the Company is necessary to constitute a quorum at the Annual Meeting of Stockholders. In deciding all questions, a holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share in the stockholder's name on the record date. At the record date, the total number of votes which could be cast by all holders of capital stock of the Company was 4,217,310.

                        Action to Be Taken at The Meeting

      The accompanying proxy, unless the stockholder specifies otherwise therein, will be voted (i) FOR the election as directors of the Company of persons named under the caption "Election of Directors"; (ii) FOR the ratification of the Company's 2000 Stock Inventive Plan; and (iii) in the discretion of the proxy holders on any other matters that may properly come before the meeting or any adjournment thereof.

      In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. To ratify the 2000 Stock Inventive Plan requires the approval of the majority of all the shares outstanding. (see "Quorum and Voting").

      When the giver of the proxy has appropriately specified how the proxy is to be voted, it will be voted accordingly. Your attention is directed to the accompanying proxy which provides a method for stockholders to withhold authority to vote for one or more nominees for director and to vote against or to abstain from voting on the other matters offered for approval. If any other matter or business is brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the share subject to the proxy, but management does not know of any such other matter or business.

      Should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, the person or persons acting under the proxy will vote for the election in his place of such other person, if any, as management may recommend; however, management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. Each nominee has expressed to management his intention that, if elected, he will serve the entire term for which his election is sought.

              Committees of the Board of Directors and Compensation

      The Company's Board of Directors has established an Audit Committee and a Compensation Committee whose members are Ms. Whitley, Mr. Shuey and Mr. Rotzang. The Audit Committee met once during 1999. The duties of the audit Committee are to recommend to the entire Board of Directors the selection of independent certified public accountants to perform an audit of the financial statements of the Company, to review the activities and report of the independent certified public accountants, and to report the results of such review to the entire Board of Directors. The audit Committee also monitors the internal controls of the Company. The duties of the Compensation Committee are to provide a general review of the Company's Compensation and benefit plans to ensure that they meet corporate objectives and to administer or oversee the Company's Stock Option Plan and other benefit plans. In addition, the Compensation Committee reviews the compensation of officers of the Company and the recommendations of the Chief Executive Officer on (i) compensation of all employees of the Company and (ii) adopting and changing major Company compensation policies and practices. Except with respect to the administration of the Stock Option Plan, the Compensation Committee will report its recommendations to the entire Board of Directors for approval.

      The following sets forth certain information regarding compensation of directors paid for services in 1999 and those appointed to serve as directors other than named executive officers:

                                                                                                Number of
                                 Annual                     Consulting                         Securities
                                Retainer         Meeting    Fees/Other      Number of          Underlying
       Name                       Fees            Fees         Fees          Shares            Options(1)

Hilary Whitley                                 $14,500         $228,050           0               60,000(2)

Robert A. Shuey                                $12,000                0           0               60,000(2)

Robert A. Forrester                            $12,000          $62,647           0               60,000(2)



(1) Excludes 15,000 shares options automatically granted effective March 1, 2000 to each director pursuant to the 2000 Stock Incentive Plan.

(2) The exercise price of all such options is $7.50. Of the 60,000 shares of Common Stock indicated for each of Ms. Whitley and Messrs. Shuey and Forrester, 40,000 are exercisable upon a change of control in the Company.

         Non-employee directors of the Company receive $1,000 per month for each month the director served. The director also receives $500 per meeting attended and related travel expenses.

         In 1999 the Company's Board of Directors met seven times. Mr. Shuey attended five of those meetings.

                              Election of Directors

         Directors of California corporations are to be elected at the meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. It is intended that the shares, subject to the proxies solicited hereby, will be voted for the following nominees, whose age and position with the Company is indicated in the table, for director, unless otherwise specified on the proxy:

            Name                            Age          Position

         Joseph Kristul                     52           Chief Executive Officer
                                                         and Treasurer,
                                                         Director

         Maria Kristul                      52           President, Director

         William A. Russell                 47           Vice President,
                                                         Director

         Robert A. Shuey                    44           Director

         Robert A. Forrester                54           Director

         Alex Rotzang                       55           Director

         J. Peter Gaskins                   51           Director



      Joseph Kristul founded the Company in 1985, has been a director and officer since that time and has been responsible for the Company's overall management since the Company's inception, emphasizing mortgage loan pricing, funding, administration and sales. Beginning in 1995 Mr. Kristul created the Company's wholesale division, developing the Company's base of brokers, which deliver loan product, and implementing systems and controls on the quality of the product delivered by brokers.

      Maria Kristul founded the Company in 1985, has been a director and officer since 1991, and has been responsible for the Company's retail division since the Company's inception. As well as personally originating approximately 60%, in 1998, of the retail division's production, Ms. Kristul oversees the retail division's day to day operations including training and managing that divisions sales and loan processing staff and its quality assurance.

      Joseph and Maria Kristul are husband and wife.

      William A. Russell became a Vice President and Director of the Company following the company's acquisition of LRS, Inc., a wholesale and retail mortgage banking company that Mr. Russell founded with others in January of 1996, becoming LRS, Inc.'s president at its formation. The Company acquired LRS, Inc. on July 29, 2000. Mr. Russell had formed R+ Financial, a mortgage banking firm in July 1992 which he served as president until participating in the formation of LRS, Inc. in January 1996. Robert A. Shuey, III, has been a director of the Company since August 1998. Mr. Shuey is Chief Executive Officer of EuroMed, Inc., the parent company of Redstone Securities, Inc. From August 1997 to December 1998 he acted as Managing Director of Capital Markets for Tejas Securities Group, Inc. From September 1996 to July 1997, he acted as Managing Director Corporate Finance for National Securities Corporation; from April 1995 to August 1996, he acted as Managing Director Corporate Finance for LaJolla Securities Corporation; from January 1993 to March 1995 he acted as Managing Director Corporate Finance for Dillon-Gage Securities, Inc. Mr. Shuey is a member of the Board of Directors of EuroMed, Inc., AutoBond Corporation, Westower, Inc. and Bioshield Technologies, Inc.

      Robert A. Forrester became a director of the Company in March, 1999. Mr. Forrester is an attorney and has practiced in his own firm since April 1989. Mr. Forrester is a member of the State Bars of Texas and California.

      Alex Rotzang became a director in August, 1999. He is Chairman of NoreX Pertroleum Limited, an international oil and gas company based in Cyprs and Calgary, Canada. Mr. Rotzang formed NoreX Petroleum Limited in 1994 and has 23 years experience in the oil and gas industry.

      J. Peter Gaskins became a director of the Company in January 2000. He has over 25 years experience in capital management and investment banking and is presently a strategic and financial consultant to private and small publicly held companies. He provides private investment banking and consulting services through Clarion Associates, Inc., a firm he founded in 1991. Recently he has consulted with several e-commerce companies by assisting in the developing marketing, operational and financial strategies, including management compensation plans. He has also developed strategic planning for manufacturing and capital management companies as they merge or reorganize. Prior to 1991 he was Chief Executive Officer and President of NatWest Securities USA, the United States institutional stock brokerage business for National Westminster, Britain's largest commercial bank. Mr. Gaskins is an honors graduate in statistics from Harvard College and received a Masters in Business Administration from Harvard University.

      THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IS REQUIRED TO ELECT A DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE INDIVIDUALS NAMED ABOVE. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS ON THE FORM OF PROXY. WHERE NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED "FOR" EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

                    Ratification of 2000 Stock Incentive Plan

      On February 29, 2000, effective March 1, 2000, the Company's Board of Directors adopted the 2000 Stock Incentive Plan for the grant to employees, officers, directors and consultants to the Company, parent or subsidiary of the Company of up to 750,000 shares of the Company's Common Stock, subject to adjustment in the event of any subdivision, combination or reclassification of shares. Beginning with calendar year 2001, the number of shares authorized under the plan shall automatically increase by an amount equal to 4% of the total number of shares of Common Stock outstanding on the last trading day of December of the immediately preceding calendar year. However, in no event shall any such annual increase exceed 400,000 shares. No one person may receive options for more than 150,000 shares in the aggregate per year.

      There are five programs under the 2000 Stock Incentive Plan under which
(i) eligible persons may be granted options to purchase Common Stock for incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and employees and others may be granted non-qualified options; (ii) eligible employees may have a portion of their base salary invested in special option grants; (iii) eligible persons may be issued shares of Common Stock directly, either through immediate purchase of shares or as a bonus; (iv) non-employee directors shall receive option grants upon adoption of the plan or upon becoming a director and at designated intervals over the period of continued board service; and (v) non-employee board members may have their annual retainer fee otherwise payable in cash applied to a special option grant.

      The Discretionary Option Grant Program provides for the grant of incentive stock options to employees within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Employees, non employee members of the Board of Directors, Consultants and other independent advisors who provide services to the Company may also participate in the Discretionary Option Grant Program although such grants would not be incentive stock options. The exercise price of any option will not be less than the fair market value of the shares at the time the option is granted. The options granted are exercisable at the times or upon the events determined by the Plan Administrator set forth in the grant, but no option is exercisable more than ten years from the date of the grant. The options are non-transferrable except by will or by laws of descent and distribution. Upon merger or consolidation of the Company or the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or distribution of the Company, options granted under the Discretionary Option Grant Program become fully exercisable.

      The Salary Investment Options Grant Program provides for the grant of an option to certain executives in which the executive agrees to reduce his or her salary by an amount not less than $10,000 nor more than $50,000. The option is for a number shares determined by dividing 150% of the amount of the reduced salary by the fair market value per share of Common Stock on the date of the option grant. The exercise price is one-third of the fair market value per share of Common Stock on the date of the grant. The options are non-transferable except by will or by laws of descent and distribution. Upon merger or consolidation of the Company or the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or distribution of the Company, options granted under the Salary Investment Options Grant Program become fully exercisable.

      Pursuant to the Stock Issuance Program, the Plan Administrator may grant the issuance of stock directly to certain executives of the Company, non-employee members of the Board of Directors and consultants and other independent advisors that provide services to the Company. The Plan Administrator has the discretion to determine whether grants may vest in one or more installments or upon attainment of specific performance objectives except to the extent that the Company assigns to a successor corporation or is otherwise imposed. Upon merger or consolidation of the Company or the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or distribution of the Company, options granted under the Stock Issuance Program become fully exercisable.

      The Automatic Option Grant Program provides that each non-employee director on March 1, 2000, or upon a director's initial appointment as a director subsequent to March 1, 2000, shall receive an option for 15,000 shares at a price equal to the closing price on March 1, 2000, or, if appointed subsequent to March 1, 2000, the date of the director's initial appointment to serve as a director. On March 1, 2000 the closing price of the Company's Common Stock was $1.125. The term of such option is ten years, provided, however that an option holder must exercise any option within 12 months upon ceasing to be a director. Although all of the shares may be purchased upon the date of the grant, the Company may repurchase such shares. However, the Company's right to repurchase the shares ceases with respect to 3,000 shares every six months following the date of the original grant of the option. Furthermore, provided one has been a director for six months prior to the Annual Meeting of Shareholders, a non-employee director automatically receives an option for 5,000 shares of stock with an exercise price equal to the closing price of the Company's Common Stock on the date of the annual Meeting of Shareholders. Such shares automatically vest subject to the Company's right to repurchase the shares. This right of repurchase ceases six months after the annual Meeting of Stockholders with respect to 2,500 shares and ceases twelve months after the Annual Meeting of Stockholders with respect to all of such 5,000 shares. Upon merger or consolidation of the Company or the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or distribution of the Company, options granted under the Automatic Option Grant Program become fully exercisable and any right of the Company or successor to repurchase ceases.

      The Director Fee Option Grant Program is similar to the Salary Investment Option Grant Program in that non-employee director may elect to have all or a portion of the annual retainer fee that is otherwise payable in cash. The option is for a number shares determined by dividing 150% of the amount of the reduced fee by fair market value per share of Common Stock on the date of the option grant. The exercise price shall be one-third of the fair market value per share of Common Stock on the date of the grant. Upon merger or consolidation of the Company or the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or distribution of the Company, options granted under the Discretionary Option Grant Program become fully exercisable.

      Simultaneously with the adoption of the 2000 Stock Incentive Plan, the Company's Board of Directors terminated further grants under the 1998 Stock Option Plan. At December 31, 1999, there were options for 335,000 shares outstanding under that plan at an average exercise price of $7.50. There have been no grants under the 2000 Stock Incentive Plan other than the automatic grant of a total of 75,000 options to five non-employee directors at an exercise price of $1.25 on the effective date of the plan, March 1, 2000. This grant includes grants of 15,000 shares each to Messrs. Shuey, Forrester, Rotzang and Gaskins. Options for 5,000 shares each will be granted to three outside directors, Messrs. Shuey, Rotzang and Forrester, effective on the close of business on May 11, 2000, assuming each's election as a director at the Company's Annual Meeting of Stockholders. One non-employee director who is nominated is not eligible for the grant because the director has not served six months as required in the 2000 Stock Incentive Plan.

      Administration of the Automatic Option Grant and Director Fee Option Grant Programs are self-executing and there is no Plan Administrator with respect to those programs. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all eligible persons other than certain executives may, at the Board's discretion, be vested in a Primary Committee or a Secondary Committee, or the Board of Directors may retain the power to administer those programs with respect to all persons. The Board of Directors may, however, establish a Primary Committee that shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to certain executives. Any discretionary option grants or stock issuances for members of the Primary Committee shall be made by a disinterested majority of the Board of Directors. Messrs. Rotzang and Gaskins presently serve as members of the Primary Committee.

      THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IS REQUIRED TO RATIFY THE 2000 STOCK INCENTIVE PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE 2000 STOCK INCENTIVE PLAN. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS ON THE FORM OF PROXY. WHERE NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED "FOR" THE RATIFICATION OF THE 2000 STOCK INCENTIVE PLAN.

Changes in Registrant's Certifying Accountant.

      On April 13, 2000, Deloitte & Touche LLP (the "Accountant") informed the Company that the Accountant was resigning as the Company's independent auditors. Deloitte & Touche has submitted a letter to the Securities & Exchange Commission to the effect that it has no material disagreements with the statements made in this Item 4, confirming that the Accountant had no disagreements with management of the Company related to matters that are material to the Company's 1999 financial statements.

      Management represents as follows:

                  (a) There have been no disputes between management and the auditors and the auditors' reports contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

                  (b) The Company's Board of Directors has not, as of the date hereof, reviewed the resignation of the Accountant.

                  (c) During the registrant's two most recent fiscal years and any subsequent interim period there were no disagreements with the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The registrant has authorized the Accountant to respond fully to the inquiries of the successor accountant, which as of the date hereof has not been appointed.

                  (d) The Accountant expressed no disagreement or difference of opinion regarding any "reportable" event as that term is defined in
         Item 304(a)(1)(iv) of Regulation S-K, including but not limited to:

                           (i) the Accountant has not advised the registrant
                  that the internal controls necessary for the registrant to develop reliable financial statements do not exist;

                           (ii) the Accountant has not advised the registrant
                  that information has come to the Accountant's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management;

                           (iii) the Accountant has not advised the registrant
                  of the need to expand significantly the scope of its audit, or notified the registrant that information has come to the Accountant's attention that if further investigated may (A) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or
                  (B) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements, and due to the Accountant's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the Accountant did not so expand the scope of its audit or conduct such further investigation;

                           (iv) the Accountant has not advised the registrant
                  that information has come to the Accountant's attention that it has concluded materially impacts the fairness or reliability of either (A) a previously issued audit report or the underlying financial statements, or (B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the Accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to the Accountant's resignation, or for any other reason, the issue has not been resolved to the Accountant's satisfaction prior to its resignation.

      Because the Company was informed of the resignation of Deloitte & Touche on April 13, 2000, the Company's Board of Directors has not as of the date of this proxy statement selected a successor firm. The Company has invited a representative of Deloitte & Touche to attend the Company's Annual Meeting of Stockholders. The representative will have the opportunity make a statement if they desire to do so, and the Company has asked the representative to be available to respond to appropriate questions.

Executive Officers and Compensation

      The following table sets forth certain information regarding the Company's executive officers.

      Name                            Age             Position

Joseph Kristul                        52              Chief Executive Officer
                                                       and Treasurer, Director
Maria Kristul                         52              President, Director
William A. Russell                    47              Vice President, Director
Beth De George                        48              Executive Vice President
Teresita Dee                          57              Controller

      Beth De George joined the Company in November 1999 where she directs and coordinates the day-to-day operating activities of the Company, including customer service, credit policy, regulatory compliance, quality control, finance and accounting, secondary marketing, and technology. In June 1997 she joined Elliot Ames, Inc., a retail mortgage banking company. At Elliot Ames, Inc. she was Executive Vice President and participated in the successful sale of that entity. For three years prior to joining Elliot Ames, Inc. she owned and operated her own mortgage banking company which was successfully sold to a community bank. Ms. De George has over 20 years experience in all aspects of residential mortgage banking, including sales, operations, finance, secondary marketing, credit, training and technology.

      Teresita Dee joined the Company in May 1999. From June 1998 until she joined the Company, she performed accounting consulting services. From July 1997 to March 1998, Ms. Dee was Executive Vice President and Chief Financial Officer for Mission National Bank, a publicly held commercial bank based in San Francisco. Ms. Dee joined that bank in December 1993 and served as interim Chief Executive Officer and as a Vice President prior to her promotion in July 1997.

      Biographical information regarding the Company's executive officers that are also directors are set forth under the caption "Election of Directors" on page __.

      The following table sets forth certain information concerning the compensation of the chief executive officer of the Company and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000, for the fiscal years ended December 31, 1999, 1998, and 1997.

                           Summary Compensation Table

      Name and                                     Annual Compensation                  All Other
Principal Position             Fiscal Year           Salary              Bonus        Compensation
Joseph Kristul (1)                  1999            $250,000               0                     0
Chief Executive Officer             1998            $166,667            $57,661           $389,605
                                    1997             $12,000               -              $256,536



Maria Kristul (1)                   1999            $300,000            $47,516                  0
President                           1998            $296,887               -              $389,605
                                    1997             $12,000               -              $256,537
----------------


(1) All Other Compensation represent distributions made to Joseph and Maria Kristul in connection with the Company's status as an S corporation.

Section 16(a) Beneficial Ownership Reporting Compliance.

      In May 1999, Ms Dee was named the Corporation's Controller and in November 1999 Ms. DeGeorge was named Executive Vice President. Each's Form 3 to be filed in March 2000. In July 1999, Mr. Rotzang was named a director of the Company and his Form 3 is anticipated to be filed in April 2000. On February 5, March 3 and March 25, 1999, Mr. Kristul purchased 8,100, 2,000 and 2,000 shares, respectively at a respective price of $6.125, $5.00 and $5.125. Shares purchased were reported in May 1999.

Certain Relationships and Related Transactions

      Joseph and Maria Kristul each personally guaranteed the Company's warehouse lines of credit with Warehouse Lending Corporation of America and PNC Mortgage Bank, National Association. After the close of the Company's public offering in June, 1998, the Company entered into a new warehouse line of credit with Guaranty Federal Savings Bank, F.S.B. Thereafter the Company did not renew the previous agreements, and the Kristuls no longer guaranty any of the Company's indebtedness.

      In 1997 and 1996, certain of the Company's certificates of deposit were pledged to Wells Fargo Bank, N.A., for the personal indebtedness of Joseph and Maria Kristul. In March 1998, Wells Fargo released this security interest.

      In March 1998, the Company entered into a subordinated debt agreement with InSouth Bank under which all of the Company's stock at the time, or 2,468,750 shares, was pledged to secure the indebtedness of $1,000,000. Upon completion of the Company's public offering the subordinated debt was repaid and the Kristul's pledge and personal guarantees released.

      The Company has agreed to indemnify Joseph and Maria Kristul for taxes owing by the Company for which Joseph and Maria Kristul are obligated upon the termination of the Company's status as an S corporation.

      In connection with consulting services rendered to the Company in 1998 by Financial Capital Resources, Inc., an affiliate of Ms. Whitley's, the Company paid to Financial Capital Resources, Inc. $120,461 and issued 18,750 shares of Common Stock in connection with services rendered for the Company's initial public offering. In 1999, the Company paid Financial Capital Resources and Ms. Whitley a total of $228,050.

      Effective December 31, 1997, the Company entered into a promissory note payable to the Company by Joseph and Maria Kristul which matured March 31, 1998 bearing interest at 6.5% per annum. This note has been repaid as of March 31, 1998.

      In 1998 the Company issued to Mr. Forrester 12,500 shares of Common Stock in connection with services rendered for the Company's initial public offering and paid Mr. Forrester $121,264 in connection with legal services rendered to the Company. In 1999 Mr. Forrester was paid $62,647 for legal services rendered to the Company

                            CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information regarding the beneficial ownership as of March 15, 2000, of the Common stock by (a) each person known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock and by each Selling Shareholder, (b) each director of the Company, (c) each Named Executive Officer, and (d) as directors and executive officers of the Company as a group. Unless otherwise noted, each beneficial owner named below has sole investment and voting power with respect to the Common Stock shown below as beneficially owned by him.

     Name and Address of                                 Number of                        Percent Beneficial
          Owner                                         Shares Owned                       Owned
Kristul Family LLC(1)(2)                                  2,329,960                      53.2%
401 Taraval Street
San Francisco, CA 94116

Joseph Kristul(1)(2)                                      2,357,060                      53.8
401 Taraval Street
San Francisco, CA 94116

Maria Kristul(1)(2)(3)                                    2,357,060                      54.5
401 Taraval Street
San Francisco, CA 94116

Beth De George                                                7,500                       0.2
401 Taraval Street
San Francisco, CA 94116

Teresita Dee(4)                                              10,000                       0.2
401 Taraval Street
San Francisco, CA 94116

Hilary Whitley(5)                                            73,300                       2.1
5445 Mariner Street
Suite 107
Tampa FL 33609

Robert A. Shuey(5)                                           20,100                       0.9
8214 Westchester
Suite 500
Dallas, TX 75225

Robert A. Forrester(5)                                       32,500                       1.2
1215 Executive Drive West
Suite 102
Richardson, TX 75081

William Russell                                             347,586                       7.9
1725 Bascom Ave., Suite 100
Campbell, CA 95008

Teri Saldivar                                               231,724                       5.3
1725 Bascom Ave., Suite 100
Campbell, CA 95008

All Executive Officers  and

 Directors as a group (11 persons)(3)(4)(5)               3,069,770                      72.4%

-------------------

(1) Joseph Kristul is a managing member of the Kristul Family LLC and the beneficial owner of 42.5% of the shares held by the Kristul Family LLC and is jointly with Maria Kristul the beneficiary of a trust that is a member owning 15% of the Kristul Family LLC.

(2) Maria Kristul is a managing member of the Kristul Family LLC and the beneficial owner of 42.5% of the shares held by the Kristul Family LLC and is jointly with Joseph Kristul the beneficiary of a trust that is a member owning 15% of the Kristul Family LLC.

(3) Includes 30,000 shares that Mrs. Kristul has the right to acquire for $7.50 per share pursuant to the Company's 1998 Stock Option Plan.

(4) Includes 10,000 shares Ms. Dee has the right to acquire pursuant to the Company's 1998 Stock Option Plan.

(5) Includes 20,000 shares of Common Stock Ms. Whitley and Messrs. Shuey, Eugene Kristul and Forrester each have the right to acquire pursuant to a non-qualified option. Excludes 15,000 shares granted pursuant to the Company's 2000 Stock Incentive Plan.

                              STOCKHOLDER PROPOSALS

      Any proposals from stockholders to be presented for consideration for inclusion in the proxy material in connection with the next Annual Meeting of Stockholders of the Company scheduled to be held in May of 2000 must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the mailing address set forth hereinafter no later than the close of business on December 20, 2000.

                                  OTHER MATTERS

      The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing, and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In additional to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by directors, officers, and employees of the Company. Arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

      All information contained in this Proxy Statement relating to the occupation, affiliations, and securities holdings of directors and officers of the Company and their transactions with the Company is based upon information received from the individual directors and officers.

      Your directors and officers desire that all stockholders be represented at the Annual Meeting of Stockholders. In the event you cannot attend in person, please date, sign, and return the enclosed proxy in the enclosed, post-paid envelope at your earliest convenience so that your shares may be voted. The proxy must be signed by all registered holders exactly as the stock is registered.

      The Company will furnish without charge a copy of its Annual Report of Form 10-K, including the financial statements and the schedules thereto, for the fiscal year ended December 31, 1999 filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to any stockholder upon written request to 401 Taraval Street, San Francisco, CA 94116. A copy of the exhibits to such report will be furnished to any stockholder upon written request therefor and payment of a nominal fee.

         By Order of the Board of Directors.


         Joseph Kristul Chairman of the Board of Directors

         San Francisco, California
         April 20, 2000